UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 27, 2006
THE TIMBERLAND COMPANY
(Exact name of Registrant as Specified in Charter)

DELAWARE	1-9548	02-0312554

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

200 Domain Drive, Stratham, NH		03885

(Address of Principal Executive Offices)		(Zip Code)
(603) 772-9500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On October 27, 2006, The Timberland Company (referred to as “Timberland”, “Company”, “we”, “our”, or “us”) issued a press release setting forth the Company’s third-quarter 2006 results. A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     The attached press release includes a discussion of constant dollar revenue changes and diluted earnings per share excluding restructuring and related costs, and diluted EPS excluding restructuring and related costs and including stock-based employee compensation costs, which are non-GAAP measures, and a reconciliation of each to a GAAP measure. We provide constant dollar revenue changes for total Company and international results because we use the measure to understand revenue changes excluding any impact from foreign exchange rate changes. We provide diluted earnings per share excluding restructuring and related costs because we use the measure to understand earnings excluding these identifiable expenses. We provide diluted EPS excluding restructuring and related costs and including stock-based employee compensation costs for 2005 to provide comparability to 2006 reported results.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The Company hereby furnishes as Exhibit 99.1 to this report our press release dated October 27, 2006 setting forth the Company’s third-quarter 2006 results.
Exhibit Index

Exhibit No.	Description

99.1	Press release of The Timberland Company issued on October 27, 2006 setting forth the Company’s third-quarter 2006 results.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY

Date: October 27, 2006	By: Name:	/s/ John Crimmins John Crimmins
	Title:	Vice President, Corporate Controller and
Chief Accounting Officer

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